                          SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ____)

Filed by the Registrant                     [X]
Filed by Party other than the Registrant    [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
--------------------------------------------------------------------------------

                               BIO-VASCULAR, INC.
                (Name of Registrant as Specified In Its Charter)

                        _______________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ______________________________________________________________

     2)  Aggregate number of securities to which transaction applies:

         ______________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ______________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

         ______________________________________________________________

     5)  Total fee paid:

         ______________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ______________________________________________________________


     2)  Form, Schedule or Registration Statement No.:

         ______________________________________________________________

     3)  Filing Party:

         ______________________________________________________________

     4)  Date Filed:

         ______________________________________________________________

                             BIO-VASCULAR, INC.



January 27, 1998



Dear Shareholder:

You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Bio-Vascular, Inc. The meeting will be held on Tuesday, February 24, 1998, at 3:45 p.m., at the Minneapolis Marriott City Center Hotel, 30 South 7th Street, Minneapolis, Minnesota.

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting which will consist of the election of directors.

Whether or not you can attend the meeting, please complete, sign, and mail the enclosed proxy card promptly so that your shares can be voted at the meeting in accordance with your instructions.

                              Sincerely,

                              /s/ M. KAREN GILLES

                              M. Karen Gilles
                              President, Chief Executive Officer
                              and Corporate Secretary

                               BIO-VASCULAR, INC.
                             2575 University Avenue
                      St. Paul, Minnesota  55114-1024 USA
                                 ________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 24, 1998
                                 ________________

The Annual Meeting of Shareholders of Bio-Vascular, Inc. (the "Company") will be held at 3:45 p.m., local time, on Tuesday, February 24, 1998, at the Minneapolis Marriott City Center Hotel, 30 South 7th Street, Minneapolis, Minnesota for the following purposes as described in more detail in the accompanying Proxy
Statement:

1. To elect six (6) directors to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on January 7, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

All shareholders are invited to attend the Annual Meeting in person. If you are unable to do so, please be sure you are represented at the Annual Meeting by promptly completing and returning the accompanying proxy. Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the Annual Meeting and giving written notice to the Secretary of the Company.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ M. KAREN GILLES

                              M. Karen Gilles
                              President, Chief Executive Officer
                              and Corporate Secretary

Dated: January 27, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE PROXY FORM EXACTLY AS YOUR NAME(S) APPEARS ON IT AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               BIO-VASCULAR, INC.
                             2575 University Avenue
                      St. Paul, Minnesota  55114-1024 USA

                           _________________________

                              PROXY STATEMENT FOR
                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               FEBRUARY 24, 1998
                           _________________________

                                  INTRODUCTION

The Annual Meeting of Shareholders of Bio-Vascular, Inc. (the "Company") will be held at 3:45 p.m., local time, on Tuesday, February 24, 1998, at the Minneapolis Marriott City Center Hotel, Minneapolis, Minnesota, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's common stock (the "Common Stock"), will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of Common Stock.

Any shareholder giving a proxy may revoke it any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders. Proxies that are signed by shareholders but that lack any such specification will be voted in favor of the election as directors of the nominees listed in this Proxy Statement.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

The Company expects that this Proxy Statement, the Proxy and Notice of Meeting will first be mailed to shareholders on or about January 27, 1998.

                         SPIN-OFF OF VITAL IMAGES, INC.

Effective May 12, 1997, the Company completed the spin-off distribution (the "Distribution") of all of the common stock of its wholly owned subsidiary, Vital Images, Inc. ("Vital Images") to the holders of record of the Company's Common Stock on May 5, 1997 (the "Record Date"). One share of Vital Images Common Stock was distributed with respect to each two shares of Company Common Stock held as of the Record Date, with cash paid in lieu of fractional shares. As a result, Vital Images became an independent public company, continuing the medical imaging software business historically conducted by Vital Images as a subsidiary of the Company.

In connection with the Distribution, the exercise price of each outstanding option to purchase Company Common Stock as of the Record Date was adjusted, and each holder of such an option was also granted an option to purchase Vital Images Common Stock. These adjustments and grant of Vital Images options were made in such a manner so that the aggregate intrinsic value of the adjusted option and the new Vital Images option was equal to the intrinsic value of the pre-Distribution Company option, based on the relative post-Distribution trading values of the Common Stock and Vital Images Common Stock for a specified period. Restricted shares of Vital Images Common Stock were also distributed with respect to all restricted shares of Common Stock as of the Record Date. The information set forth in this Proxy Statement reflects the adjustment of Company options, but does not reflect the value or holdings of Vital Images Common Stock or options to purchase such stock by any person.


                                VOTING OF SHARES

Only holders of record of the Common Stock at the close of business on January 7, 1998 will be entitled to vote at the Annual Meeting. On January 7, 1998, the Company had 9,487,918 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting. The holders of 33-1/3% of the shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote). Holders of shares of Common Stock are not entitled to cumulate voting rights.

The election of a nominee for director requires the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the Annual Meeting). Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Shares represented by a proxy card indicating any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved.

                     PRINCIPAL SHAREHOLDERS AND BENEFICIAL
                            OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Common Stock as of November 30, 1997 unless otherwise noted, (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director and the nominee, (c) by each executive officer named in the Summary Compensation Table below, and (d) by all executive officers and directors as a group. Unless otherwise noted, each of the shareholders listed in the table or included within a group listed in the table possesses sole voting and investment power with respect to the shares indicated.




         BENEFICIAL OWNER                 NUMBER OF SHARES             PERCENTAGE OWNERSHIP
                                        BENEFICIALLY OWNED(1)
------------------------------------------------------------------------------------------------

Perkins Capital Management, Inc.(2)            589,825                            6.2%
730 East Lake Street
Wayzata, MN  55391-1769
------------------------------------------------------------------------------------------------
Heartland Advisors, Inc.(3)                    500,000                            5.2%
790 North Milwaukee Street
Milwaukee, WI 53202
------------------------------------------------------------------------------------------------
William G. Kobi                                      -                              -
------------------------------------------------------------------------------------------------
James F. Lyons(4)                              191,250                            2.0%
------------------------------------------------------------------------------------------------
Richard W. Perkins(5)                          171,750                            1.8%
------------------------------------------------------------------------------------------------
Anton R. Potami                                    500                              *
------------------------------------------------------------------------------------------------
Timothy M. Scanlan                                   -                              -
------------------------------------------------------------------------------------------------
Edward E. Strickland(6)                        202,000                            2.1%
------------------------------------------------------------------------------------------------
M. Karen Gilles(7)                              78,688                              *
------------------------------------------------------------------------------------------------
John T. Karcanes(8)                             98,220                            1.0%
------------------------------------------------------------------------------------------------
Frank H. Stephenson(9)                          42,521                              *
------------------------------------------------------------------------------------------------
Kemal Schankereli(10)                           44,943                              *
------------------------------------------------------------------------------------------------
All Executive Officers and                     732,652                            7.4%
 Directors as a Group (10
 persons) (11)
------------------------------------------------------------------------------------------------

* Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of November 30, 1997, there were 9,583,399 shares of Common Stock outstanding.

(2) Excludes shares beneficially owned by Richard W. Perkins, a director of the Company and the controlling shareholder of Perkins Capital Management, Inc., a registered investment advisor ("PCM"). PCM disclaims beneficial ownership of the 589,825 shares ("PCM Shares") held for the account of its clients. Of the 589,825 shares, PCM has sole investment power with regard to all such shares and sole voting power over 170,750 of such shares.

(3) Based upon Schedule 13G filed as of February 14, 1997 with the Securities and Exchange Commission.

(4) Includes 102,000 shares Mr. Lyons has the right to acquire within 60 days upon the exercise of options.

(5) Includes 5,000 shares held by the Perkins Foundation, 78,500 shares held by various trusts of which Mr. Perkins is the sole trustee, and 56,250 shares held by Quest Venture Partners, of which Mr. Perkins is a 40% partner. Also includes 32,000 shares Mr. Perkins has the right to acquire within 60 days upon the exercise or options. Excludes the 589,825 PCM Shares. Mr. Perkins disclaims beneficial ownership of the PCM Shares.

(6) Includes 52,000 shares Mr. Strickland has the right to acquire within 60 days upon the exercise of options.

(7) Includes 54,611 shares Ms. Gilles has the right to acquire within 60 days upon the exercise of options.

(8) Includes 85,720 shares Mr. Karcanes has the right to acquire within 60 days upon the exercise of options.

(9) Includes 36,632 shares Mr. Stephenson has the right to acquire within 60 days upon the exercise of options.

(10) Includes 32,367 shares Mr. Schankereli has the right to acquire within 60 days upon the exercise of options.

(11) Includes 310,610 shares which may be acquired within 60 days upon the exercise of options.


                                 ELECTION OF DIRECTORS

NOMINATION

The Bylaws of the Company provide that the Board of Directors (the "Board") shall consist of one or more members, with the number of directors determined by the shareholders at each regular meeting of the shareholders, subject to adjustment by the Board or the shareholders between such meetings. The number of directors is currently set at six (6).

The Board has nominated the six (6) individuals named below to serve as directors of the Company until the next annual meeting of shareholders or until their respective successors have been elected and qualified. The election of the six nominees by the shareholders at the Annual Meeting will determine the number of directors in accordance with the Bylaws. All of the nominees, with the exception of Mr. Kobi, are members of the current Board. Mr. James Lyons, a current director of the Company, has chosen not to stand for re-election at the Annual Meeting. Mr. Lyons has agreed to continue his relationship with the Company in an advisory capacity as a consultant to management and the Board of Directors. The Company would like to thank Mr. Lyons for his service on the Board and as Chairman of the Board.

The election of each nominee requires the affirmative vote of a majority of the shares of the Common Stock present and entitled to vote in person or by proxy for the election of directors at the Annual Meeting, and at least a majority of the minimum number of votes necessary for a quorum to transact business. The Board recommends a vote FOR the election of each of the nominees listed below. In the absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

The following information has been furnished to the Company, as of November 30, 1997, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

                                                                            Director
         Name           Age                      Title                       Since
----------------------  ---  ---------------------------------------------  --------

M. Karen Gilles          55  President, Chief Executive Officer, Secretary      1997
                             and Director

William G. Kobi          53  Nominee                                            N/A

Richard W. Perkins       66  Director                                           1987

Anton R. Potami          54  Director                                           1997

Timothy M. Scanlan       51  Director                                           1997

Edward E. Strickland     70  Director                                           1988

OTHER INFORMATION ABOUT NOMINEES

M. Karen Gilles   Ms. Gilles has served as President and Chief Executive Officer of the Company since July 1997 and as a Director of the Company since August 1997. Ms. Gilles has served as Secretary of the Company since November 1991. Prior to July 1997, Ms. Gilles held the positions of Chief Financial Officer of the Company from December 1990 and Vice President of Finance from April 1989. Ms. Gilles served as the Director of Finance and Administration of the Company from April 1989 to December 1989. From 1985 to April 1989, Ms. Gilles served as Controller for VEE Corporation, a production company, and Colin Companies, a related concession company. From 1983 to 1985, Ms. Gilles was an accountant with McGladrey & Pullen, a public accounting firm.

William G. Kobi   Mr. Kobi has served as President, Chief Executive Officer and a director of Acumen Healthcare Solutions, Inc. since May 1997. Acumen is a medical software systems company, founded in 1997, involved in the electronic data collection for clinical trials, medical device tracking and managed care. From 1988 to April 1997, Mr. Kobi was owner of Kobi's Karvings and Log Home Supply, a non-medical business in northern Minnesota. From 1976 to 1988, Mr. Kobi was employed by SCIMED Life Systems, Inc. in the positions of Director of Sales, Director of Marketing, Director of International and as Vice President of Worldwide Sales for its cardiovascular division.

Richard W. Perkins   Mr. Perkins has served on the Board of the Company since
1987. He has served as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., an investment management firm, since 1984. Mr. Perkins also serves on the Board of Directors of LifeCore Biomedical, Inc., Children's Broadcasting Corporation, CNS, Inc., Nortech Systems, Inc., Eagle Pacific Industries, Inc., Quantech Ltd. and Vital Images, Inc.

Anton R. Potami   Mr. Potami has served on the Board of the Company since 1997.
Mr. Potami has served as President and Chief Executive Officer of the William C. Norris Institute since September 1996. The William C. Norris Institute is a non-profit organization established to operate as a catalyst to change educational processes and for the development of small, technology-based businesses. From 1983 to September 1996, Mr. Potami was Associate Vice President in the Office of Research and Technology Transfer at the University of Minnesota. Mr. Potami serves on the Board of Directors of several private organizations and institutions, including Minnesota Cooperation Office, International Hearing Foundation, Minnesota Technology Corridor and Advance Transportation Research Association.

Timothy M. Scanlan   Mr. Scanlan has served on the Board of the Company since
1997.  Mr. Scanlan has served as President and Chief Executive Officer of the
Scanlan Group of Companies since 1976.   The Scanlan Group of Companies, a 75
year old organization consisting of Scanlan International, Inc., Surgical Technologies, Inc., McLean Medical and Scientific, Inc., and Scanlan Group BV, designs, manufactures and distributes medical and surgical products and services worldwide. Mr. Scanlan has been active in the health care field for 28 years. Mr. Scanlan serves on the Board of Directors of the Association of Operating Room Nurses Foundation and the Lillehei Surgical Society.

Edward E. Strickland   Mr. Strickland has served on the Board of the Company
since 1988. Mr. Strickland has been an independent financial consultant since 1986. Mr. Strickland serves on the Board of Directors of AVECOR Cardiovascular Inc., Communications Systems, Inc., Hector Communications, Inc., Quantech Ltd., Vital Images, Inc., and as Chair of the Board of Directors of Reuter Manufacturing, Inc.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board met four times during the fiscal year ended October 31, 1997. Each of the directors attended, either in person or by telephonic conference, at least 75% of the meetings of the Board and all such committees on which such director served during the 1997 fiscal year. The committees of the Board during the 1997 fiscal year are listed below:


            Audit                      Compensation               Nominating
------------------------------  --------------------------  ----------------------

Edward E. Strickland (Chair)    Richard W. Perkins (Chair)  James F. Lyons (Chair)
Timothy M. Scanlan              Timothy M. Scanlan          Richard W. Perkins
Anton R. Potami                 Anton R. Potami             Edward E. Strickland
                                                            Timothy M. Scanlan
                                                            Anton R. Potami


The Audit Committee is responsible for the selection of the auditors and the review of the auditor's engagement letter. The Audit Committee receives the auditor's report and may recommend changes in the accounting systems of the Company, if so warranted.

The Compensation Committee's function is to determine compensation for the officers of the Company, to provide for management continuity and to administer the Company's stock-based compensation plans. See "Compensation Committee Report on Executive Compensation" below for a more detailed discussion of the function of the Compensation Committee.

The Nominating Committee is responsible for the selection and nomination of qualified candidates to serve on the Board. While the Nominating Committee will consider nominees recommended by the Company's shareholders, it has neither actively solicited nominations nor established any procedures for this purpose.

During the 1997 fiscal year, the Audit and Nominating Committees each met one time and the Compensation Committee met two times.

DIRECTORS' COMPENSATION

Upon election to the Board and as compensation for their services as directors, each non-employee director receives options under the Bio-Vascular, Inc. 1992 Directors' Stock Option Plan (the "Director Plan") to purchase 18,000 shares of Common Stock. These options vest in equal one-third increments on each successive October 31 beginning one year after the date of grant and are exercisable at a price equal to the fair market value of one share of Common Stock on the date of grant. On the third and sixth anniversaries of each non-employee director's election to the Board, such non-employee director will receive options under the Director Plan to purchase 21,000 and 24,000 shares of Common Stock, respectively, vesting in one-third increments on each successive October 31 beginning one year after the date of grant at an exercise price equal to the fair market value on the date of grant. Options granted under the Director Plan have a term of eight years and are exercisable for a period of five years after vesting, but only while the recipient remains a director of the Company.

The Board currently meets periodically throughout the year and at the annual meeting of the Company's shareholders. Directors receive compensation of $1,000 per month for being a member of the Board and $500 for each Board meeting attended. In addition, all members of the Board are reimbursed for out of pocket expenses in connection with attending a Board meeting. Members of the Audit and Compensation Committees also receive additional compensation of $250 for each such committee meeting attended. No additional compensation is paid to directors for service on the Nominating Committee.


                                 EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth the cash and non-cash compensation during the fiscal years ending October 31, 1997, 1996 and 1995 paid to or earned by each person serving as Chief Executive Officer of the Company and the two other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in the fiscal year ended October 31, 1997. No other executive officers were paid or earned in excess of $100,000 in the year ended October 31, 1997.

SUMMARY COMPENSATION TABLE



  Name and Principal       Year        Annual Compensation         Long Term Compensation
      Position                     ------------------------------------------------------------------------
                                    Salary ($)     Bonus ($)     Restricted     Securities     All Other
                                                                  Stock         Underlying    Compensation
                                                                 Award ($) (1)  Options (#)      ($) (2)
--------------------------------------------------------------------------------------------------------
M. Karen Gilles (3)
President and Chief         1997      $135,833       $ 7,500          $     0      150,000     $      0
 Executive Officer          1996       105,000             0                0            0            0
                            1995        84,000        20,000           33,602(4)    14,148            0
-------------------------------------------------------------------------------------------------------------
John T. Karcanes (5)
President and Chief         1997      $138,751       $     0          $     0            0     $140,250
 Executive Officer          1996       187,000             0                0            0            0
                            1995       187,000        98,000                0            0            0
---------------------------------------------------------------------------------------------------------------
Frank H. Stephenson (6)
Vice President-Sales        1997      $120,625       $ 5,000          $     0            0     $      0
 and Marketing              1996       110,000             0                0            0            0
                            1995        90,210        30,000           49,999(7)    48,842       10,642
----------------------------------------------------------------------------------------------------------------
Kemal Schankereli (8)
Vice President-             1997      $136,875       $ 6,000          $     0       30,000      $     0
 Research and               1996       105,000             0                0            0            0
 Development                1995        90,000        20,000           36,000(9)    15,156            0
---------------------------------------------------------------------------------------------------------------

(1) Restricted stock grants are valued at the market price on the day of grant regardless of whether such shares have vested. To date, the Company has not paid dividends on its Common Stock, including shares of Common Stock subject to restricted stock grants. The value of the restricted stock awards does not include the value of restricted shares of Vital Images Common Stock received by the foregoing individuals pursuant to the terms of the Distribution.

(2) "All Other Compensation" paid to Mr. Karcanes consists of a severance payment.

(3) Ms. Gilles was named President and Chief Executive Officer of the Company in July 1997, having served as Vice President-Finance and Chief Financial Officer up to such time.

(4) As of October 31, 1997, Ms. Gilles had aggregate unearned restricted stock holdings of 1,768 shares, valued at $6,630 as of such date. Effective January 3, 1995, Ms. Gilles was granted a restricted stock award in the amount of 7,074 shares, which vested in two installments of 1,769 shares on October 31, 1995 and 1996 and one installment of 1,768 shares on October 31, 1997. The remaining 1,768 shares will vest on October 31, 1998.

(5) Mr. Karcanes resigned from the Company and relinquished his positions as President and Chief Executive Officer effective July 1, 1997.

(6) Mr. Stephenson resigned from the Company and relinquished his position as Vice President-Sales and Marketing subsequent to the end of fiscal year 1997.

(7) As of October 31, 1997, Mr. Stephenson had aggregate unearned restricted stock holdings of 2,106 shares valued at $7,898 as of such date. Effective January 3, 1995, Mr. Stephenson was granted a restricted stock award in the amount of 2,105 shares, which shares were fully vested on the date of grant. Effective January 3, 1995, Mr. Stephenson was also granted a restricted stock award in the amount of 8,421 shares, vesting in three installments of 2,105 shares on each successive October 31 following the date of grant, with a final installment of 2,106 shares that was to vest on October 31, 1998 and has been forfeited upon his resignation.

(8) Mr. Schankereli resigned from the Company and relinquished his position as Vice President-Research and Development subsequent to the end of fiscal year 1997.

(9) As of October 31, 1997, Mr. Schankereli had aggregate unearned restricted stock holdings of 1,894 shares, valued at $7,103 as of such date. Effective January 3, 1995, Mr. Schankereli was granted a restricted stock award in the amount of 7,579 shares, vesting in three installments of 1,895 shares on each successive October 31 following the date of grant, with a final installment of 1,894 shares that was to vest on October 31, 1998 and has been forfeited upon his resignation.

OPTION GRANTS AND EXERCISES

The following tables provide information for the year ended October 31, 1997 as to individual grants and aggregate exercises of options to purchase shares of the Common Stock by each of the executive officers named in the Summary Compensation Table and the potential realizable value of the options held by such persons at October 31, 1997.

OPTION GRANTS IN LAST FISCAL YEAR



                                     Individual Grants
                 ------------------------------------------------------------
   Name          Number of     % of Total    Exercise    Market    Expiration       Potential Realizable Value at
                 Securities     Options      or Base    Price at      Date         Assumed Annual Rates of Stock
                 Underlying    Granted to     Price      Date of                    Appreciation for Option Term(2)
                  Options      Employees      ($/Sh)      Grant
                  Granted (1)  in Fiscal
                                  Year                                          -----------------------------------
                                                                                     0%          5%          10%
-------------------------------------------------------------------------------------------------------------------

M. Karen Gilles  150,000(3)     41.7%         $4.3750     $4.3750    8/21/07          -       $412,712   $1,045,894
-------------------------------------------------------------------------------------------------------------------
John T. Karcanes       -           -                -           -          -          -              -            -
-------------------------------------------------------------------------------------------------------------------
Frank H.
 Stephenson            -           -                -           -          -          -              -            -
-------------------------------------------------------------------------------------------------------------------
Kemal
Schankereli       30,000(4)     8.34%          4.0000      5.0000    2/12/05    $30,000        107,799      210,090
-------------------------------------------------------------------------------------------------------------------

(1) Does not reflect the grant of Vital Images options pursuant to the terms of the Distribution.

(2) Potential realizable value is calculated based on an assumption that the price of the Company's Common Stock will appreciate at the assumed annual rates shown (5% and 10%), compounded annually from the date of grant of the option until the end of the option term. These assumed annual rates are applied pursuant to Securities and Exchange Commission rules and therefore are not intended to forecast possible future appreciation, if any, of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the continued employment of the named executive by the Company. There can be no assurance that the amounts reflected in this table will be realized. No value is reflected for the aggregate value of Vital Images Common Stock underlying Vital Images stock options received by such individuals pursuant to the terms of the Distribution.

(3) Reflects a grant of 150,000 stock options to Ms. Gilles on August 21, 1997, at the fair market value of the underlying stock on that date, under the Company's 1995 Stock Option Plan. Options totaling 30,000 vested on the date of grant with four additional annual installments of 30,000 vesting on each successive August 21, commencing in 1998. The options expire ten years after the date of grant.

(4) Reflects a grant of 30,000 stock options granted to Mr. Schankereli on February 12, 1997, under the Company's 1995 Stock Option Plan. The options vest in three annual installments of 10,000 on each successive February 12 commencing in 1998 and expire five years after the date of vest. The exercise price for this option was increased to $4.2541 in accordance with the formula adjustment made in connection with the Distribution. All such options were subsequently forfeited upon Mr. Schankereli's resignation from the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES




                       Shares                    Number of Securities
                      Acquired                  Underlying Unexercised         Value of Unexercised
                         on                           Options at             In-the-Money Options at
                      Exercise      Value          October 31, 1997           October 31, 1997 (2)
   Name                 (#) 1    Realized ($) ----------------------------------------------------------
                                                 Exercisable   Unexercisable  Exercisable   Unexercisable
--------------------------------------------------------------------------------------------------------
M. Karen Gilles        2,250      $5,063(3)      61,611        123,537             -              -
--------------------------------------------------------------------------------------------------------
John T. Karcanes(4)        -           -         85,720              -             -              -
--------------------------------------------------------------------------------------------------------
Frank H. Stephenson(5)     -           -         36,632         12,210             -              -
--------------------------------------------------------------------------------------------------------
Kemal Schankereli(5)       -           -         32,367         33,789        $2,041              -
--------------------------------------------------------------------------------------------------------


(1) The Company's option plans generally provide that the exercise price of options must be paid in cash, except that the Compensation Committee, in its sole discretion, may allow payment by delivery of shares of Common Stock having an aggregate fair market value equal to the exercise price or may allow the exercise price to be financed by the Company upon such terms and conditions as the Compensation Committee may determine.

(2) Based upon the market value of the underlying Common Stock on October 31, 1997 of $3.75, as reported by the NASDAQ National Market, less the exercise price.

(3) Reflects the value realized by Ms. Gilles upon the exercise of options to purchase 2,250 shares of Common Stock at an exercise price of $4.75 per share on November 14, 1996, based upon a closing sale price of $7.00 per share of Common Stock on that date, as reported by NASDAQ National Market.

(4) Pursuant to Mr. Karcanes' severance agreement with the Company, these options will continue to be exercisable consistent with the terms of the original grant and were not affected by his resignation.

(5) Each option exercisable by the named individual as of the date of resignation will continue to be exercisable for a period of three months thereafter, and all unexercised options have been forfeited.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY The Compensation Committee is currently composed of three of the Company's outside directors. The Compensation Committee's responsibilities are to:

 . Review and recommend compensation policies and compensation levels for the Company's executive officers to the Board;

 .  Review and recommend plans to provide management continuity to the Board;
    and

 . Administer the Company's stock-based compensation plans and the Employee Stock Purchase Plan. The Compensation Committee determines who will participate in the Company's stock-based compensation plans and the extent and terms of such participation.

The Compensation Committee's objectives in recommending executive compensation policies and compensation levels for the Company's executive officers are: (i) to attract and retain qualified executive officers; (ii) to align the interests of those executive officers with those of the Company's shareholders; and (iii) to encourage the development of a cohesive management team. The Compensation Committee believes that base salaries need to be moderately to aggressively competitive to attract and retain qualified executive officers, that the executive officers need to be provided with stock ownership opportunities to align their interests with those of the Company's shareholders and that incentive compensation should be based primarily on overall Company performance in the interest of building a cohesive management team.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS The Company's executive compensation program focuses on Company and individual performance as measured against goals confirmed by the Compensation Committee. The Compensation Committee places primary emphasis on Company performance rather than individual performance in order to inspire the Company's executives to work as a team to accomplish Company objectives. Components of the Company's executive officer compensation program include base salary, annual cash incentive compensation, stock option grants and restricted stock awards, as well as various benefits which are presently available to all employees of the Company. Each component of the executive officer compensation program is discussed in greater detail below.

BASE SALARY The Compensation Committee's recommendations regarding the base salary of each of the Company's executive officers are based on a number of factors, including the executive officer's experience and past performance, the level of skill and responsibility required by the executive's position and his or her qualifications for the position. The Compensation Committee also considers competitive salary information gathered by outside consultants and through comparative surveys pertaining specifically to the medical device industry as well as to companies of similar size in other industries. As a result, the population of companies for which competitive salary data is obtained is broader than the industry peer group established to compare shareholder returns in the Performance Graph set forth below. In general, the Compensation Committee seeks to set executive officer base salary at moderately to aggressively competitive levels in relation to the companies with which the Company competes for executives. Base salaries are determined prior to the beginning of each fiscal year following a review of the above factors by the Compensation Committee and may also be adjusted based on Company performance and the executive officer's impact thereon, cost of living, promotion or merit factors.

In fiscal 1997, each of the Company's executive officers, with the exception of Mr. Karcanes, received an increase in the base salary component of his or her compensation following a review of the above factors. Mr. Karcanes, the Company's former Chief Executive Officer, did not receive an increase as the Board of Directors believed his base salary was appropriate based on the above factors. Ms. Gilles, the Company's current Chief Executive Officer, received an increase in her base salary in her position as Vice President-Finance and Chief Financial Officer based on the above factors. Upon becoming President and Chief Executive Officer, Ms. Gilles received a new base salary commensurate with her new responsibilities.

ANNUAL CASH INCENTIVE COMPENSATION The Company's annual cash incentive compensation program is designed to provide a direct financial incentive to the Company's executive officers for the achievement of specific Company and individual performance goals.

Under general guidelines established by the Compensation Committee, each of the Company's executive officers are eligible to receive up to 20% of their base salary in annual cash incentive compensation based on certain criteria established by the Compensation Committee, with the exception of Ms. Gilles.
Ms. Gilles is eligible to receive an annual cash incentive compensation bonus based on criteria mutually determined by Ms. Gilles and the Board of Directors. Of the 20% amounts for which the other executive officers are eligible, the Compensation Committee's guidelines provide that 40% is based on achievement of net revenue goals, 40% on the achievement of operating income goals and the remaining 20% on a subjective evaluation by the Compensation Committee of the individual executive officer's performance during the period. At the Compensation Committee's discretion, the amount of annual cash incentive compensation may be increased to more than 20% of an executive officer's base salary in the event of performance by that executive above and beyond what is normally called for by the executive's position. The Compensation Committee may also pay a cash hiring bonus at the time an executive officer joins the Company.

Net revenue and operating income goals of the Company were not achieved in fiscal 1997, therefore, the Compensation Committee did not award the 80% component of cash incentive compensation. Each officer earned all or part of the cash incentive compensation based on personal goals and achievements. This decision was made to align the interests of the executive officers with those of the shareholders, even though executive performance was not responsible for the interruption of revenue and net income growth. Ms. Gilles received a cash bonus of $7,500 based on the Compensation Committee's subjective evaluation of her performance and effort during the fiscal year.

STOCK OPTION PROGRAM By granting options to purchase Common Stock to the executive officers of the Company, the Compensation Committee seeks to align the long-term interests of the Company's executive officers with those of its shareholders by creating a strong and direct nexus between executive compensation and shareholder return and to enable executives to develop and maintain a significant ownership position in the Company.

The 1995 Stock Incentive Plan (the "1995 Plan") authorizes the Compensation Committee to issue executive officers incentive stock options having an exercise price not less than the fair market value of the Common Stock on the date of grant (or, for an incentive option granted to a person holding more than 10% of the Company's voting stock, at not less than 110% of fair market value), and non-statutory options having an exercise price not less than 85% of the fair market value of the Common Stock on the date of grant. Options granted under the 1995 Plan have a term fixed by the Compensation Committee at the time of grant, which term may not exceed 10 years. All other terms of options granted under the 1995 Plan may be determined by the Compensation Committee and different restrictions may be established with respect to different recipients of stock options.

General guidelines established by the Compensation Committee provide for the grant to each executive officer of options having a value up to 20% of such executive officer's base salary on the date of grant, calculated on the basis of the fair market value of the Common Stock underlying the options on the date of grant. The Compensation Committee determines the number of options and the terms and conditions of such options based on certain factors, including the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives, past grants or awards of stock-based compensation and on comparative compensation data regarding option grants by companies within the medical device industry as well as within a broader group of companies of comparable size and complexity. Additionally, options may be granted to an executive officer as an incentive at the time the executive officer joins the Company.

During fiscal 1997, Ms. Gilles was granted an award of 150,000 stock options concurrent with assuming the positions of President and Chief Executive Officer of the Company in recognition of her increased responsibilities and to align her interests with those of the Company's shareholders.

RESTRICTED STOCK AWARDS The Compensation Committee may also grant stock-based compensation to the Company's executive officers in the form of restricted stock awards. Under general guidelines established by the Compensation Committee, executive officers of the Company are eligible to receive awards of restricted stock having a value equal to up to 10% of their base salary in a given year,
divided by the market price of the Common Stock on the date of grant.   Although
each award of restricted stock is subject to terms and conditions established by the Compensation Committee, such awards generally consist of four-year grants of the number of shares determined as provided above, which vest in equal installments over the four year period conditioned on the executive's continued employment by the Company. In determining whether to grant shares of restricted stock to an executive officer of the Company, the Compensation Committee evaluates the past performance of the executive officer, the executive officer's potential impact on the achievement of the Company's objectives and past grants or awards of stock-based compensation to the executive officer. Restricted stock may also be awarded by the Compensation Committee upon the hiring of executive officers as an incentive to join the Company.

None of the Company's named executive officers received an award of restricted stock during fiscal 1997, based on the Compensation Committee's belief that the stock options and restricted stock awards previously granted to the executive officers were sufficient to provide them with a competitive compensation package and to align their interests with those of the Company's shareholders.

BENEFITS The Company provides medical, dental and life and disability insurance benefits as well as a 401(k) retirement plan and a stock purchase plan to the executive officers. The same benefits are available to all Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of each executive officer's annual salary for fiscal 1997.

SECTION 162(M) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of certain compensation paid to each of the chief executive officer and the four other most highly compensated executives of a publicly held corporation to $1,000,000. In fiscal 1997, the Company did not pay "compensation" within the meaning of Section 162(m) to such executive officers in excess of $1,000,000 and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels ever approach $1 million.

                     Members of the Compensation Committee

                           Richard W. Perkins (Chair)
                               Timothy M. Scanlan
                                Anton R. Potami

MANAGEMENT AGREEMENTS

The Company has entered into employment agreements with the following executive officers named in the Summary Compensation Table.

KARCANES SEVERANCE AGREEMENT Pursuant to a letter agreement effective July 1, 1997, Mr. Karcanes and the Company agreed to the terms of Mr. Karcanes' resignation. In exchange for certain standard representations and promises, the agreement provided for a lump sum payment of $140,250 to Mr. Karcanes, equal to nine months of his then current base salary. Additionally, the Company agreed to accelerate the vesting of 21,430 stock options to July 1, 1997, with all other terms and conditions of the options remaining the same.

CHANGE IN CONTROL AGREEMENTS Each of the executive officers of the Company named in the Summary Compensation Table has entered into a severance agreement resulting from a change of control with the Company. These severance agreements provide for certain payments in the event that within twelve months subsequent to a change in control of the Company or, in certain circumstances, immediately prior to a change in control of the Company, the officer's employment is terminated involuntarily by the Company or by the executive officer due to a material change of position or benefits of the executive officer (a "Qualifying Termination"). As defined in these agreements, a "change in control" means:
(i) the sale, lease, exchange, or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to any third party; (ii) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (iii) a change in control of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to
Item 1(a) of a Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control will be deemed to have occurred at such time as: (A) any third party is or becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote for elections of directors, or (B) individuals who constitute the Board on the date of the agreement (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date of the agreement whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination) will, for purposes of this clause (B), be deemed to be a member of the Incumbent Board.

Upon a Qualifying Termination, in addition to salary and benefits then due and in addition to any other benefits due under the Company's compensation plans, the terminated executive officer is entitled to: (a) a lump sum payment equal to the product of the executive officer's highest monthly compensation for the previous twelve month period multiplied by thirty-six (36); (b) reimbursement for all legal fees and expenses incurred by the executive officer as a result of such termination; and (c) for a thirty-six (36) month period following such termination, life and health insurance benefits substantially similar to those the executive officer was receiving at the time of termination.

The severance agreements for the named executive officers provide that in the event that any payment or benefit received by the executive officer pursuant to the severance agreement or any other payments the officer has the right to receive from the Company in connection with a change in control of the Company would not be deductible by the Company under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such severance payments will be reduced so that no portion of such payments is not deductible by reason of Section 280G of the Code.

CERTAIN TRANSACTIONS

In October 1997, the Company entered into a distribution agreement with Scanlan International, Inc. ("Scanlan International"), a medical and surgical products distributor, granting Scanlan International the exclusive right to act as a sales representative for the Company's products within Latin America. In exchange for marketing and selling the Company's products, Scanlan International will be paid a commission of 20% on net sales to Latin America during the term of the agreement. The agreement has an initial term ending October 31, 2000, subject to annual renewal thereafter. Mr. Timothy M. Scanlan is a director of the Company and is the President and Chief Executive Officer of the parent company of Scanlan International. There was no sales activity resulting from this agreement during the fiscal year ended October 31, 1997.

PERFORMANCE GRAPH

In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares the performance of the Company's Common Stock on the NASDAQ SmallCap Market prior to September 21, 1995, and on the NASDAQ National Market thereafter, to an index for the NASDAQ Stock Market (U.S. Companies) prepared by the Center for Research in Securities Prices and to a self-determined peer group of eight companies identified at the bottom of the graph. The graph compares the cumulative total stockholder return as of the end of each of the Company's last five fiscal years on $100 invested at the beginning of the period and assumes reinvestment of all dividends.


      Date         Company Index  Market Index  Peer Index

     10/30/92          100.000       100.000     100.000
     10/29/93           76.316       128.850      93.966
     10/31/94          115.790       129.550      88.506
     10/31/95          300.000       174.489     164.849
     10/31/96          134.211       205.947     136.154
     10/31/97          102.632       271.155     118.405

The index level for all series was set to 100.0 on 10/30/92.

Companies in the self-determined peer group:
        ATS Medical, Inc.               Medivators Inc.
        Everest Medical Corporation     Possis Medical, Inc.
        Minntech Corporation            Rochoester Medical Corporation
        Rehabilicare Inc.
        Angeion Corporation


                 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during, or with respect to, the period ended October 31, 1997: (1) Dr. Argiro failed to file on a timely basis a report on Form 4 required by Section 16 of the Exchange Act, relating to a single repurchase of shares by the Company to satisfy income tax withholding on stock compensation; and (2) Dr. Donald Gardner, Vice President of Regulatory Affairs and Quality Assurance, failed to file on a timely basis a report on Form 3 required by
Section 16 of the

Exchange Act, reporting his appointment as an executive officer of the Company, and the grant of stock and stock options to Dr. Gardner in connection with his employment.

                              INDEPENDENT AUDITORS

The Board of Directors, upon recommendation of the Audit Committee, has approved the engagement of Coopers & Lybrand L.L.P. as independent certified public accountants to audit the Company's financial statements for the year ending October 31, 1998. The Company does not intend to request that the shareholders approve the selection of the independent public accountants for the fiscal year ended October 31, 1998. The Company has requested and expects a representative of Coopers & Lybrand L.L.P. to be present at the Annual Meeting, to make a statement if he or she so desires and to respond to appropriate questions.


                     PROPOSALS FOR THE NEXT ANNUAL MEETING

Shareholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Shareholders must be received by the Company on or before September 29, 1998.

                                 OTHER BUSINESS

The Company knows of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

                                 ANNUAL REPORT

THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF JANUARY 7, 1998, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: BIO-VASCULAR, INC., 2575 UNIVERSITY AVENUE, #180, ST. PAUL, MINNESOTA, 55114-1024; ATTN: SHAREHOLDER INFORMATION. REQUESTS MAY ALSO BE SENT BY ELECTRONIC MAIL TO INFO@BIOVASCULAR.COM.

                    BY ORDER OF THE BOARD OF DIRECTORS

                    /s/ M. KAREN GILLES

                    M. Karen Gilles
                    President and Chief Executive Officer

January 27, 1998
St. Paul, Minnesota

                             BIO-VASCULAR, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints M. KAREN GILLES and CONNIE L. MAGNUSON, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Bio-Vascular, Inc. held of record by the undersigned on January 7, 1998, at the Annual Meeting of Shareholders to be held on February 24, 1998, or any adjournment thereof.

                       (TO BE SIGNED ON REVERSE SIDE)

                                                                 SEE REVERSE
                                                                     SIDE

      PLEASE MARK YOUR
/ X / VOTES AS IN THIS
      EXAMPLE.


                                 FOR ALL NOMINEES       AGAINST
                                LISTED BELOW (EXCEPT  ALL NOMINEES
                                  AS MARKED TO THE       LISTED
                                  CONTRARY BELOW).       BELOW

1. Election of  Directors.            /  /               /  /

(INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE,
STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

M. KAREN GILLES                           ANTON R. POTAMI
WILLIAM G. KOBI                           TIMOTHY M. SCANLAN
RICHARD W. PERKINS                        EDWARD E. STRICKLAND


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administra-tor, trustee or guardian, please give full title as such. If a corpo-ration, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: __________________________________________, 1998

_________________________________________________
                     Signature

_________________________________________________
             Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.